Exhibit 99.1

Vertro, Inc.	Press Release
Peter Corrao
President & CEO
Peter.Corrao@vertro.com
(212) 231-2000

Vertro, Inc. Announces Second Quarter 2009 Results

Improved ALOT Metrics Achieved in Latter Part of the Second Quarter

NEW YORK, NY – August 12, 2009 – Vertro, Inc. (NASDAQ: VTRO), today reported financial results for the second quarter ended June 30, 2009.

Summary of Second Quarter 2009 Results from Continuing Operations:

•	Revenue of $6.0 million in Q2 2009, compared to revenue of $6.2 million in Q1 2009;

•	Gross margins of 93% in Q2 2009, comparable to the 93% gross margins in Q1 2009;

•
EBITDA loss of $3.4 million in Q2 2009, which included $0.2 million non-cash compensation expense, compared to an EBITDA loss of $2.7 million in Q1 2009. Q1 2009 EBITDA included $0.5 million non-cash compensation expense;

•	Adjusted EBITDA loss of $3.2 million in Q2 2009, compared to Adjusted EBITDA loss of $2.3 million in Q1 2009; and

•
GAAP net loss from continuing operations of $3.9 million or $(0.11) per basic share in Q2 2009, compared to GAAP net loss from continuing operations of $2.8 million or $(0.08) per basic share in Q1 2009.

“As previously reported, we believe we started the second quarter with a lower volume, less valuable user base as a result of the cuts in advertising spend we made in the first quarter. Despite these issues, during the latter part of the second quarter, we successfully grew our total user base, increased revenue per thousand live users, increased the number of searches being conducted by our users and reduced attrition rates across our core English speaking markets,” commented Peter Corrao, Vertro’s President and Chief Executive Officer.

“While these metrics came too late to have a positive impact on our second quarter numbers, we believe they provide the foundation for us to increase revenue and decrease our EBITDA loss in the third quarter, and return the business to EBITDA profitability in the fourth quarter and into 2010.”

Second Quarter Results from Continuing Operations

Revenue was $6.0 million in Q2 2009, compared to Q1 2009 revenue for continuing operations of $6.2 million.

Gross margins were 93% in Q2 2009, compared to 93% in Q1 2009. Gross margin excludes advertising spend of $5.8 million in Q2 2009 and $4.3 million in Q1 2009, which is included in consolidated operating expenses within the marketing, sales and service category.

Total operating expenses were $9.0 million in Q2 2009, compared to $8.5 million in Q1 2009. The operating expenses in Q2 2009 included $0.2 million of non-cash compensation expense and accelerated recognition of $0.6 million of unamortized loan expense relating to our line of credit with Bridge Bank, N.A. The operating expenses in Q1 2009 included $0.5 million of non-cash compensation expense.

EBITDA was a loss of $3.4 million in Q2 2009, compared to an EBITDA loss of $2.7 million in Q1 2009. Q2 2009 EBITDA included $0.2 million non-cash compensation expense. Q1 2009 EBITDA included $0.5 million non-cash compensation expense.

Adjusted EBITDA was a loss of $3.2 million in Q2 2009, compared to Adjusted EBITDA loss of $2.3 million in Q1 2009. Q2 2009 Adjusted EBITDA loss excluded $0.2 million in non-cash compensation expense. Q1 2009 Adjusted EBITDA loss excluded $0.5 million non-cash compensation expense.

GAAP net loss from continuing operations of $3.9 million or $(0.11) per basic share in Q2 2009, compared to GAAP net loss from continuing operations of $2.8 million or $(0.08) per basic share in Q1 2009.

Adjusted net loss from continuing operations was $3.6 million or $(0.11) per diluted share in Q2 2009, compared to Adjusted net loss from continuing operations of $2.4 million or $(0.07) per diluted share in Q1 2009. Q2 2009 Adjusted net loss excluded $0.2 million in non-cash compensation expense. Q1 2009 Adjusted net loss excluded $0.5 million non-cash compensation expense.

Cash and cash equivalents were $8.3 million at June 30, 2009, a decrease of $3.2 million from March 31, 2009 cash of $11.6 million. The decrease was primarily a result of the net loss in the quarter, including the increased advertising spend, as well as certain anticipated one-time expenses.

As of June 30, 2009, the Company had an active base of approximately 50 full time employees, comparable with its active base of full time employees on March 31, 2009.

Quarterly Metrics for Continuing Operations

	Q1 2009	Q2 2009
Average monthly search queries (1)	54.0 million	55.2 million
Gross Margin (2)	93%	93%
Advertising spend	$4.3 million	$5.8 million
ALOT Toolbar live users (3)	3.3 million	4.1 million
Total live toolbar users (4)	4.4 million	4.7 million
ALOT Homepage unique users (5)	1.8 million	2.3 million

(1) Source: internal statistics; monthly averages by all users across all products; includes error search
(2) Excludes advertising spend
(3) Source: internal statistics; live users are defined as the number of unique toolbar users in the last 15 days of each quarter
(4) Source: internal statistics; includes ALOT Toolbar and users of Vertro’s legacy toolbar brand
(5) Source: SiteCatalyst; monthly averages

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on August 12, 2009, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.vertro.com/events.cfm. A replay of the conference call will be available on the investor relations area of Vertro’s website at http://ir.vertro.com/events.cfm.

Vertro believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant changes in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions that have since been written off. Vertro defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
Vertro, Inc. (NASDAQ:VTRO) is a software and technology company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web third party content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate", "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q2 2009.

Non-GAAP Financial Measures
This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months ended June 30, 2008 and 2009, included in this press release is set forth below.

Vertro, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$6,002	$10,303	$12,236	$22,373
Cost of services	445	520	901	1,266
Gross profit	5,557	9,783	11,335	21,107
Operating expenses
Marketing, sales, and service	6,143	7,600	10,896	15,771
General and administrative	2,193	4,045	5,285	8,305
Product development	633	994	1,331	1,842
Amortization	40	461	40	953
Restructuring Charges	-	588	(15)	551
Total operating expenses	9,009	13,688	17,537	27,422
Loss from operations	(3,452)	(3,905)	(6,202)	(6,315)
Interest income, net	9	50	(72)	153
Exchange rate gain (loss)	(398)	-	(398)	-
Loss before provision for income taxes	(3,841)	(3,855)	(6,672)	(6,162)
Income tax expense	14	26	27	85
Loss from continuing operations	$(3,855)	$(3,881)	$(6,699)	$(6,247)
Income/(loss) from discontinued operations	$491	$(2,583)	$(4,667)	$(5,345)
Gain on sale of discontinued operations	213	-	7,139	-
Net loss	$(3,151)	$(6,464)	$(4,227)	$(11,592)
Basic earnings (loss) per share
Continuing operations	$(0.11)	$(0.12)	$(0.20)	$(0.19)
Discontinued operations	$0.02	$(0.08)	$0.07	$(0.16)
Diluted earnings (loss) per share
Continuing operations	$(0.11)	$(0.12)	$(0.20)	$(0.19)
Discontinued operations	$0.02	$(0.08)	$0.07	$(0.16)
Weighted-average number of common shares outstanding
Basic	33,707	32,600	33,453	32,603
Diluted	33,707	32,600	33,453	32,603

Vertro, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	June 30, 2009	March 31, 2009
	(unaudited)	(unaudited)

Revenues	$6,002	$6,234
Cost of services	445	456
Gross profit	5,557	5,778
Operating expenses
Marketing, sales, and service	6,143	4,753
General and administrative	2,193	3,077
Product development	633	698
Amortization	40	-
Restructuring Charges	-	-
Total operating expenses	9,009	8,528
Loss from operations	(3,452)	(2,750)
Interest income, net	9	(82)
Exchange rate gain (loss)	(398)	-
Loss before provision for income taxes	(3,841)	(2,832)
Income tax expense	14	14
Loss from continuing operations	$(3,855)	$(2,846)
Income/(loss) from discontinued operations	$491	(5,158)
Gain on sale of discontinued operations	213	6,926
Net loss	$(3,151)	$(1,078)
Basic earnings (loss) per share
Continuing operations	$(0.11)	$(0.08)
Discontinued operations	$0.02	$0.05
Diluted earnings (loss) per share
Continuing operations	$(0.11)	$(0.08)
Discontinued operations	$0.02	$0.05
Weighted-average number of common shares outstanding
Basic	33,707	33,197
Diluted	33,707	33,197

Vertro, Inc.
Reconciliations to Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months	Six Months	Six Months
Additional information:	Ended	Ended	Ended	Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Adjusted EBITDA	$(3,166)	$(2,236)	$(5,445)	$(3,413)
Adjusted net loss	$(3,593)	$(2,354)	$(5,992)	$(3,659)
Adjusted net loss per share	$(0.11)	$(0.07)	$(0.18)	$(0.11)

	Three Months	Three Months
Additional information:	Ended	Ended
	June 30, 2009	March 31, 2009

Adjusted EBITDA	$(3,166)	$(2,264)
Adjusted net loss	$(3,593)	$(2,386)
Adjusted net loss per share	$(0.11)	$(0.07)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Loss to Adjusted EBITDA	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Loss from continuing operations	$(3,855)	$(3,881)	$(6,699)	$(6,247)
Interest income, net and exchange rate gain	389	(50)	470	(153)
Income tax expense	14	26	27	85
Depreciation	24	142	50	314
Amortization	40	461	40	953
EBITDA	(3,388)	(3,302)	(6,112)	(5,048)
Restructuring Charges	-	588	(15)	551
Non cash compensation charge	222	478	682	1,084
Adjusted EBITDA	$(3,166)	$(2,236)	$(5,445)	$(3,413)

	Three Months	Three Months
	Ended	Ended
Reconciliation of Net Loss to Adjusted EBITDA	June 30, 2009	March 31, 2009
Loss from continuing operations	$(3,855)	$(2,846)
Interest income, net and exchange rate (gain) loss	389	82
Income tax expense	14	14
Depreciation	24	26
Amortization	40	-
EBITDA	(3,388)	(2,724)
Non cash compensation charge	222	460
Restructuring charges	-	-
Adjusted EBITDA	$(3,166)	$(2,264)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
Reconciliation of Net Loss to Adjusted Net Income (Loss)	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Loss from continuing operations	$(3,855)	$(3,881)	$(6,699)	$(6,247)
Amortization	40	461	40	953
Restructuring Charges	-	588	(15)	551
Non cash compensation charges	222	478	682	1,084
Adjusted net income (loss)	$(3,593)	$(2,354)	$(5,992)	$(3,659)
Adjusted net income (loss) per share	(0.11)	(0.07)	(0.18)	(0.11)
Shares used in per share calculation - basic / diluted	33,707	32,600	33,453	32,603

	Three Months	Three Months
	Ended	Ended
	June 30, 2009	March 31, 2009

Reconciliation of Net Loss to Adjusted Net Loss
Loss from continuing operations	$(3,855)	$(2,846)
Amortization	40	-
Non cash compensation charges	222	460
Restructuring charges	-	-
Adjusted net loss	$(3,593)	$(2,386)
Adjusted net loss per share	$(0.11)	$(0.07)
Shares used in per share calculation - basic	33,707	33,197

Vertro, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$8,316	$6,699
Accounts receivable, less allowances of $1,815 and $1,242
at June 30, 2009 and December 31, 2008.	2,308	11,204
Deferred tax assets	167	167
Income tax receivable	5	247
Prepaid expenses and other current assets	427	1,584

TOTAL CURRENT ASSETS	11,223	19,901

Property and equipment, net	193	4,975
Restricted cash	550	2,000
Other assets	530	703

TOTAL ASSETS	$12,496	$27,579

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$4,750	$6,609
Accrued expenses	6,078	11,534
Current portion of long-term debt	-	783

TOTAL CURRENT LIABILITIES	10,828	18,926

Deferred tax liabilities long-term	167	167
Long-term debt	-	4,595
Other long-term liabilities	1,384	1,305

TOTAL LIABILITIES	12,379	24,993

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized,
500 shares; none issued and outstanding	-	-
Common stock, $.001 par value; authorized, 200,000
shares; issued 35,513 and 34,480, respectively;
outstanding 33,757 and 32,731, respectively	35	34
Additional paid-in capital	270,078	268,841
Treasury stock; 1,756 and 1,749 shares at cost, respectively	(6,720)	(6,719)
Accumulated other comprehensive income	12,914	12,393
Accumulated Deficit	(276,190)	(271,963)

TOTAL STOCKHOLDERS' EQUITY	117	2,586

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,496	$27,579